SCHEDULE 14A

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Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

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ENGINE NO. 1 FORMALLY NOMINATES FOUR

DIRECTOR CANDIDATES TO EXXONMOBIL BOARD

Highly Qualified, Independent Nominees Bring Range of Diversified Energy Experience Required to Protect and Enhance Long-Term Value for Shareholders

SAN FRANCISCO – January 27, 2021 – Engine No. 1, a new investment firm that seeks to enhance long-term value through active ownership, today announced that it has formally nominated four highly qualified, independent director candidates with diverse track records of success across the energy sector to the Exxon Mobil Corporation (NYSE: XOM) (“ExxonMobil” or the “Company”) Board of Directors (the “Board”) in connection with the 2021 Annual Meeting of Shareholders. More information about this campaign can be found at www.ReenergizeXOM.com.

Engine No. 1 stated:

“Investors increasingly want to see companies focused on the long-term and ExxonMobil is no exception. We believe that ExxonMobil’s Board needs new members who have proven success positioning energy companies for today as well as tomorrow, and who are sufficiently independent from the current Board to ensure a clean break from a strategy and mindset that have led to years of value destruction and poorly positioned the Company for the future.”

“While recently ExxonMobil has taken incremental steps in the face of financial and shareholder pressure, we believe a reactive short-term approach is no substitute for a proactive long-term strategy that addresses the threats and opportunities facing the Company in a changing world. These four independent nominees – each of whom brings a differentiated skill set that makes them uniquely suited for this challenge – can help the Board chart a new value-creating path, including better long-term capital discipline, strategic planning, and management incentives. We look forward to continuing to make the case to shareholders for reenergizing ExxonMobil.”

Engine No. 1’s highly qualified, independent director candidates include:

•	Gregory J. Goff – Mr. Goff has a long track record of success in the energy industry. He served as the CEO of Andeavor, a leading petroleum refining and marketing company formerly known as Tesoro, for eight years ending in 2018. During his tenure, Andeavor generated total returns of 1,224%, versus 55% for the U.S. energy sector. He was named one of the “Best-Performing CEOs in the World” by Harvard Business Review in 2018.

•	Kaisa Hietala – Ms. Hietala is an experienced leader in strategic transformation in the energy sector who began her career in oil and gas exploration and crude oil trading. She served as the EVP of Renewable Products at Neste, a petroleum refining and marketing company, for five years ending in 2019. During her tenure, the Renewable Products segment’s revenues grew by 1.6x and operating profits grew by 4x. She played a central role in the strategic transformation of Neste into the world’s largest and most profitable producer of renewable diesel and jet fuel, which was named by Harvard Business Review as one of the “Top 20 Business Transformations of the Last Decade” in 2019.

•	Alexander Karsner – Mr. Karsner is an accomplished energy industry entrepreneur and policymaker with more than three decades of global conventional and renewable energy experience. He began his career developing and financing large scale energy infrastructure, and as a private equity investor, venture partner, and advisor, his portfolios have included some of the most successful cleantech startups of the past decade. He previously served as U.S. Assistant Secretary of Energy, responsible for multi-billion dollar federal R&D programs. He is Senior Strategist at X (formerly Google X), the innovation lab of Alphabet Inc., and a Precourt Energy Scholar at Stanford University’s School of Civil and Environmental Engineering.

•	Anders Runevad – Mr. Runevad is a successful business leader with global energy experience and was a signatory of the United Nations Paris Climate Agreement. He served as the CEO of Vestas Wind Systems, a wind turbine manufacturing, installation, and servicing company with more installed wind power worldwide than any other manufacturer, for six years ending in 2019, and is credited with turning around the company. During his tenure, Vestas stock returned a total of 480%, significantly outperforming the global energy and industrials sectors. He appeared on Fortune’s “Businessperson of the Year” list in 2016 and was named one of the “Best-Performing CEOs in the World” by Harvard Business Review in 2016, 2017, and 2019.

About Engine No. 1

Engine No. 1, founded by Chris James, is an investment firm purpose-built to create long-term value by driving positive impact through active ownership. The firm also will invest in public and private companies through multiple strategies. For more information, please visit: www.Engine1.com.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

212-257-4170

Engine1@gasthalter.com

Investor Contacts:

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

212-750-5833

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, “Engine No. 1”), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in a Schedule 14A filed by the Participants with the SEC on December 11, 2020. This document is available free of charge from the source indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Engine No. 1 disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Engine No. 1 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.